EXHIBIT 10.04(b)





NELCO TECHNOLOGY, INC.
Subsidiary of Nelco International Corp.

August 28, 1997



SPT Real Estate Corp. E
c/o Ms. Kathleen Bloemker
District Manager
RREEF Management Company
2201 E. Camelback Road
Suite 230B
Phoenix, AZ 85016

Ladies and Gentlemen:

Pursuant to Schedule 4 to the Indenture of Lease dated February 15, 1983, as amended by a First Amendment to Lease dated December 10, 1992, between SPT Real Estate Corp. E, successor to Presidio Associates, L.P., Shidler Equities, L.P., James C. Reynolds, Marc R. Brutten and Patricia M. Brutten, successors to CMD Southwest, Inc. (as Lessor) and Nelco Technology, Inc. (as Lessee) for the premises commonly known as 1130 West Geneva Drive, Tempe, Arizona, 85282, Nelco Technology, Inc. hereby notifies SPT Real Estate Corp. E that it is exercising its option to extend the Lease for a period of five
(5) years commencing on March 1, 1998 and ending on February 28, 2003.

Please advise us of the amount of the rental adjustment applicable to the extended period once you are able to make that determination following the availability of the appropriate information. Until we receive such notification, we will continue to pay monthly rental in the same amount as presently in effect.

Please contact the undersigned to discuss any questions pertaining to this lease extension.
Sincerely,

Mac Smith Smith
Vice President/General Manager

MS/rfb
cc/Steve G11huley, Park Electrochemical Corp.
   Phil Smoot, Nelco International Corporation














                                              SECOND AMENDMENT TO LEASE

THIS AMENDMENT, dated this 2nd day of February, 1998 between SPT Real Estate Corp. E, a Delaware corporation ("Landlord") and Nelco Technology, Inc., an Arizona corporation ("Tenant"), is for the premises located in the City of Tempe, County of Maricopa, State of Arizona, commonly known as 1130 West Geneva Drive (Renewal Premises").


                                                     WITNESSETH:

       WHEREAS, Landlord's predecessor CMD Southwest, Inc., an Arizona corporation and Tenant's predecessor Nelco Products, Inc. entered into that certain Lease dated February 15, 1983 and amended by the First Amendment to Lease dated December 10, 1992 (hereinafter collectively referred to as the "Lease"); and

       WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

2.     AMENDMENTS.

       A. Effective March 1, 1998 The Renewal Term of the Lease shall hereby be March 1, 1998 thru February 28. 2003.

       B. Effective March 1, 1998 the Annual Net Basic Rent for a period of five (5) years shall hereby be amended to be the greater of the following:

                a.       The Market Rental; or

                b. An amount equal to the product of the Market Rental multiplied by a fraction which has as its denominator the All Item Revised Consumer Price Index for All Urban Consumers-United States City Average (1967-100), issued by the Bureau of Labor Statistics, U.S. Department of Labor, published for the month of March 1993 and as its numerator, said index published for the month of March 1998.

3.     TENANT'S AUTHORITY.

       If Tenant is a corporation, Tenant represents and warrants that this Amendment and the undersigned's execution of this Amendment has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Amendment on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Amendment on behalf of the corporation.

4.     INCORPORATION.

       Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.


5.     LIMITATION OF LANDLORD'S LIABILITY.

       Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to, the extent of Landlord's interest in the property to which the Premises are a part. The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.


IN WITNESS WHEREOF Landlord and Tenant have executed this Second Amendment to Lease as of the day and year first written above.


LANDLORD:                                                TENANT:
SPT REAL ESTATE CORP. E.,                                NELCO TECHNOLOGY, INC.
a Delaware corporation                                   an Arizona corporation



By: RREEF MANAGEMENT COMPANY,
    a California corporation

By:                                     By:
   Kathleen Graham                         Malcolm E. Smith
   District Manager                        Vice President and General Manager

Date: 3/5/98                                             Date: 3/4/98